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                               EXHIBIT 10.1

                          ADVANCED MICRO DEVICES, INC.
                             1982 STOCK OPTION PLAN

1.       PURPOSE
         (a) The purpose of the Plan is to provide a means whereby selected eligible employees of Advanced Micro Devices, Inc., and its subsidiaries (hereinafter called the "Company") may be given an opportunity to purchase the $0.01 par value Common Stock of the Company (the "Common Stock"). The word "subsidiary" or "parent" as used in this Plan, means a subsidiary or parent corporation as defined in Section 425(f) of the Internal Revenue Code of 1954, as amended. The Internal Revenue Code of 1954, as amended to date and as it may be amended from time to time, is referred to herein as the "Code".
         (b) The Company, by means of the Plan, seeks to retain the services of its current key employees, and to secure and retain the services of new key employees necessary for the continued improvement of operation.

2.       STOCK OPTIONS
         Stock options granted pursuant to the Plan may, at the discretion of the Board, be granted either as Incentive Stock Options ("ISO") or as Nonstatutory Stock Options ("NSO"). An ISO shall mean an option described in section 422A(b) of the





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Code.  A NSO shall mean an option not described in Sections 422(b), 422A(b),
423(b) or 424(b) of the Code. No option may be granted alternatively as an ISO and as a NSO.

3.       ADMINISTRATION
         (a) The Board of Directors (the "Board"), whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to
Section 3(d); provided, however, that the Board of Directors shall delegate administration of the Plan to the extent required by Section 3(e).

         (b) The Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

                 (1)      To grant Options and Rights pursuant to the Plan.

                 (2) To determine from time to time which of the eligible persons shall be granted Options or Rights under the Plan, the number of Shares for which each Option or Right shall be granted, the term of each granted Option or Right and the time or times during the term of each Option or Right within which all or portions of each Option or Right may be exercised,





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         (which at the discretion of the Board or its delegate may be accelerated).

                 (3) To grant Options and/or Rights in exchange for cancellation of Options and/or Rights granted earlier at different exercise prices, provided, however, nothing contained herein shall empower the Board or its delegate to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of
         Section 422 of the Code.

                 (4) To prescribe the terms and provisions of each Option and/or Right granted (which need not be identical) and the form of written instrument that shall constitute the Option and/or Right agreement.

                 (5) To take appropriate action to amend any Option and/or Right hereunder, including to cause any Option granted hereunder to cease to be an ISO, provided that no such action may be taken by the Board or its delegate without the written consent of the affected Participant.

         (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:





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                 (1)      To construe and interpret the Plan and Options and
         Rights granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option or Right agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                 (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

         (d) The Board of Directors may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

                 (1) with respect to the participation of or granting of Options or Rights to an employee who is not subject to Section 16 of the Exchange Act, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors;





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                 (2)      with respect to matters other than the selection for
         participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option or Right, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors, or to one or more officers of the Company.

         (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are subject to
Section 16 of the Exchange Act, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option or Right, to a committee of two or more Disinterested Directors. Any committee to which administration of the Plan is so delegated pursuant to this Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

         (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board





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otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan. The Board, at any time, may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under
Section 3(e) above.

         (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

         (h) The term "Disinterested Director" shall mean a member of the Board of Directors of the Company who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan or any other plan of the Company or any of its Affiliates (except for automatic grants of options to Outside Directors pursuant to Section 8 of the 1992 Stock Incentive
Plan).


4.       SHARES SUBJECT TO PLAN AND TO OPTIONS
         (a) Subject to the provisions of Section 10 (relating to adjustments upon changes in stock), the stock which may be





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sold pursuant to options granted under the Plan shall not exceed in the aggregate 8,500,000 shares of the Company's authorized Common Stock and may be unissued shares or reacquired shares or shares bought on the market for the purposes of issuance under the Plan. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purposes of the Plan.
         (b) The aggregate fair market value of the stock (determined at the time of the grant of the option) for which any employee may be granted ISO's in any calendar year under all plans of the Company and its parent and subsidiary shall not exceed $100,000 plus any unused limit carryover (as defined in the Code) to such year or any other maximum aggregate fair market value to be established in the future under the Code. Should it be determined that any ISO granted under the Plan inadvertently exceeds such maximum, such ISO grant shall be deemed to be a grant of a NSO to the extent, but only to the extent, of such excess.

5.       ELIGIBILITY
         Options may be granted only to full or part time employees of the Company and/or of any parent or subsidiary. Directors of the Company who are not also employees of the Company shall not be eligible for the benefits of the Plan. No ISO may be granted to a person who, at the time of grant,





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owns stock possessing more than 10% of the total combined voting power of the
Company or of its parent or any subsidiary unless the option price is at least 110% of the fair market value of the stock subject to the option and the term of the option does not exceed five (5) years from the date such ISO is granted. Any employee may hold more than one option at any time.

6.       TERMS OF OPTION AGREEMENT
         Each option agreement shall be in such form and shall contain such terms and conditions as the Board or its delegate from time to time shall deem appropriate, subject to the following limitations:

         (a) The term of any ISO shall not be greater than ten (10) years from the date it was granted.

         (b) The purchase price of each option shall be no less than the fair market value of the stock subject to the option on the date the option is granted.

         (c) An option by its terms shall not be transferable otherwise than by will or by the laws of descent and distribution and may be exercisable during the lifetime of the option holder only by the option holder.





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         (d)     An option (the "New Option") which is designated by the Board or its delegate, as the case may be, as an ISO by its terms shall not be exercisable, notwithstanding that such may be vested in whole or in part, with respect to all or any part of the Shares subject thereto while there is outstanding any other ISO, granted to the optionee prior to the grant of the New Option, to purchase Common Stock in the Company or in a corporation that is, at the time of granting of the New Option, to purchase Common Stock in the Company or in a corporation that is, at the time of granting of the New Option, a Parent or Subsidiary of the Company, or in a predecessor corporation of any such corporations. For purposes of the preceding sentence, an ISO shall be treated as "outstanding" until such option is exercised in full or expires by reason of the lapse of time.

         (e) Upon the termination of a Participant's employment, his rights to exercise an option then held by him shall be only as follows:

                 DEATH OR DISABILITY: If a Participant's employment is terminated by death or disability, he or his estate as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability, or for





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         such longer period as the Board or its delegate may fix, to exercise the option to the extent the Participant was entitled to exercise such option on the date of his death or disability, or to the extent otherwise specified by the Board or its delegate, which may so specify, at a time that is subsequent to the date of his death or disability, provided the actual date of exercise is in no event after the expiration date of the term of the option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an option by reason of the Participant's death or disability.

         MISCONDUCT: If a Participant is determined by the Board or its delegate (as defined in Section 3 hereinabove) to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or affiliate), or deliberate disregard of the rules of the Company (or affiliate) which resulted in loss, damage or injury to the Company (or affiliate) or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or affiliate), engages in any conduct which constitutes unfair competition with the Company (or affiliate),





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         induces any customer of the Company (or affiliate) to break any contract with the Company (or affiliate) or induces any principal for whom the Company (or affiliate) acts as agent to terminate such agency relationship, neither the Participant nor his estate shall be entitled to exercise any option with respect to any shares whatsoever after termination of employment, whether or not after termination of employment, the Participant may receive payment from the Company (or affiliate) for vacation pay, for services rendered prior to termination, for services for the day on which termination occurs, for salary in lieu of notice, or for other benefits. In making such determination, the Board or its delegate shall give the Participant an opportunity to present to the Board or its delegate (as defined in Section 3 hereinabove) evidence on his behalf. For the purpose of this paragraph, of this subsection 6(e), termination of employment shall be deemed to occur when the Company (or affiliate) dispatches notice or advice to Participant that his employment is terminated.

         OTHER REASONS: If a Participant's employment is terminated for any reason other than those





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         mentioned above under "Death or Disability" or "Misconduct", he or his estate may, within three (3) months following such termination, or within such longer period as the Board may fix, exercise the option to the extent such option was exercisable by the Participant on the date of termination of his employment, or to the extent otherwise specified by the Board, which may so specify at a time that is subsequent to the date of the termination of his employment, provided the date of the exercise is in no event after the expiration of the term of the option.

         DIVORCE: If an Option or any portion thereof is transferred pursuant to a qualified domestic relations order to a former spouse who is neither a director nor an employee of the Company or any of its Affiliates, the former spouse shall have the right for the period of twelve months following the date of transfer, or such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such option on the date of transfer. Unless otherwise specified in the option agreement or by court order, the date of transfer shall be the date the qualified domestic relations order is executed.





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         (f)     Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any employee any right to continue in the employ of the Company (or affiliate) nor limit in any way the right of the Company (or affiliate) to terminate his employment at any time.

         (g) If any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's option agreement.

                          The term "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the Securities and Exchange Commission or any stock





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         exchange on which the Company's shares are listed which requires the reporting of a change of control. In addition, a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; or (ii) in any two-year period, individuals who were members of the Board of Directors (the "Board") at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; or (iii) a majority of the members of the Board in office prior to the happening of any event and who are still in office after such event, determines in its sole discretion within one year after such event, that as a result of such event there has been a Change of Control.

                 Notwithstanding the foregoing definition, "Change of Control" shall exclude the acquisition of securities representing more than 20% of the combined voting power of the Company by the Company, any of its wholly-owned subsidiaries, or any trustee or other fiduciary holding





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         securities of the Company under an employee benefit plan now or hereafter established by the Company. As used herein, the term "beneficial owner" shall have the same meaning as under Section 13(d) of the Exchange Act and related case law.

                 The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Company's Board of Directors as a corporate officer of the Company, due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant, including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.


7.       STOCK APPRECIATION RIGHTS
         A Stock Appreciation Right ("SAR") also may be granted with respect to all or some of the stock covered by any option (the "Related Option"). Either a General SAR, or a Limited SAR or both a General SAR and a Limited SAR may be granted with respect to the same Related Option. Upon the exercise of





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a SAR, the Related Option will cease to be exercisable to the extent of the stock with respect to which the SAR is exercised. Upon the Exercise or termination of the Related Option the SAR that relates thereto will cease to be exercisable. All terms and conditions pertaining to any SAR shall be governed by the provisions of the 1980 Stock Appreciation Rights Plan of the Company, as amended, provided, however, that SARs which are granted with respect to a Related Option that is an ISO shall contain such terms and conditions as may from time to time be necessary pursuant to applicable provisions of the Code and Treasury Department regulations to permit such Related Option to qualify as an ISO.

8.       PAYMENTS AND LOANS UPON EXERCISE
         (a) The purchase price of stock sold pursuant to an option shall be paid either in full in cash or by certified check at the time the option is exercised or pursuant to any deferred payment arrangement that the Board of Directors in its discretion may approve.
         (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board of Directors for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.





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         (c)     In addition, if and to the extent authorized by the Board of
Directors, optionees may make all or any portion of any payment due to the Company upon exercise of an option by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law.
         (d) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold taxes relating to the exercise of any stock option, the Board or its delegate may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company before shares deliverable pursuant to the exercise of such option are transferred to the option holder. An option holder may make a Withholding Election, to pay required minimum withholding taxes by the withholding of shares from the total number of shares deliverable pursuant to the exercise of the option or by delivering a sufficient number of previously acquired shares to the Company and may elect to have additional taxes paid by the delivery of previously acquired shares, in each case in accordance with procedures established by the Board or its delegate. Previously owned shares delivered in payment of such taxes must have been held at least six months prior to the exercise date, or may be subject to such other conditions as the Board or its delegate may require. The value of shares withheld or delivered shall be the fair market value of such shares on the date the exercise becomes taxable. Such Withholding Election shall be





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subject to the approval of the Board or its delegate, and must be made pursuant to rules established by the Board or its delegate.

9.       USE OF PROCEED FROM STOCK
         Proceeds from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

10.      ADJUSTMENT OF AND CHANGES IN THE STOCK
         In the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary





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to reflect the foregoing events.  In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 10. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of any option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

11.      AMENDMENT OF THE PLAN
         The Board of Directors, at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in
Section 10 (relating to adjustments upon changes in stock), no amendment shall be effective unless approved, within twelve (12) months before or after the date of such amendment's adoption, by the vote or





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written consent of a majority of the outstanding shares of the Company entitled to vote, where such amendment will:
                 a) increase the number of shares reserved for options under the Plan;
                 b) materially increase the benefits accruing to Participants under the Plan; or
                 c) materially modify the requirements of Section 5 as to eligibility for participation in the Plan.
         It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422A of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan or options granted under it into compliance therewith.
         Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent, which may be obtained in any manner that the Board or its delegate deems appropriate, of the person to whom the option was granted.


12.      TERMINATION OR SUSPENSION OF THE PLAN
         The Board of Directors at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan





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is adopted by the Board of Directors or approved by the stockholders of the
Company, whichever is earlier. An option may not be granted under the Plan while the Plan is suspended or after it is terminated.
         Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted, which may be obtained in any manner that the Board or its delegate deems appropriate.

13.      LISTING, QUALIFICATION OR APPROVAL OF STOCK; APPROVAL OF OPTIONS
         All options granted under the Plan are subject to the requirement that if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body or the Shareholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.

14.      BINDING EFFECT OF CONDITIONS





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         The conditions and stipulations hereinabove contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all the shares of the Company owned by the Participant at any time, directly or indirectly whether the same have been issued or not, and those shares of the Company owned by the Participant shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the Participant shall agree to use his best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignments or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue to deliver new certificates therefore where the purchaser or assignee has acquired certificates for the stock represented thereby, except strictly in accordance with the provisions of this Plan.

15.      EFFECTIVE DATE OF THE PLAN
         The Plan shall become effective as determined by the Board but no options granted under it shall be exercisable until the Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote.

16.      MISCELLANEOUS





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         The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

         The term "Board or its delegate" as used herein refers to the Board of Directors of the Company or its delegate as set forth in Section
3(c) hereinabove.

         Nothing in this Plan or in any option agreement shall confer on an employee any right to continue in the employ of the Company or any subsidiary, or shall interfere with or restrict the rights of the Company or any subsidiary, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.





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